UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2008 (May 6, 2008)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	985-892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) Effective May 6, 2008, Melanie M. Housey, the Company’s Corporate Controller since July 2007, will also serve as the Company’s principal accounting officer.  Ms. Housey, 35, joined the Company in May 2006 and first served as the Senior Director of Corporate Accounting.  Prior to joining the Company, Ms. Housey was employed in the Assurance and Advisory Business Services Group with Ernst & Young LLP for twelve years, most recently as a Senior Manager.  Ms. Housey is a Certified Public Accountant and a graduate of the University of New Orleans, where she earned a Bachelor of Science degree in accounting.  Mark W. Joslin, who previously served as the Company’s principal accounting officer, will continue to serve as the Company’s Vice President, Chief Financial Officer and will also serve as Treasurer.

Item 7.01  Regulation FD Disclosure.

On May 7, 2008, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Pool Corporation on May 7, 2008, announcing the voting results of its annual meeting and the declaration of an increased quarterly cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         POOL CORPORATION

                         By:           /s/ Mark W. Joslin
                          Mark W. Joslin
                          Vice President and Chief Financial Officer

Dated: May 7, 2008